FORM OF

                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDIY FUNDS

                          PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

The following series and classes of Lehman Brothers Institutional Liquidity Series are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                                 Fee (as a Percentage of Average
Service Share Class                              Daily Net Assets of the Series)
--------------------                             -------------------------------

          Government Portfolio                        0.15%
          Government Tax-Managed Portfolio            0.15%
          Money Market Portfolio                      0.15%
          Municipal Money Portfolio                   0.15%
          New York Municipal Portfolio                0.15%
          Prime Portfolio                             0.15%
          Tax-Exempt Portfolio                        0.15%
          Treasury Portfolio                          0.15%
          Treasury Reserves Portfolio                 0.15%


                                                 Fee (as a Percentage of Average
Premier Share Class                              Daily Net Assets of the Series)
--------------------                             -------------------------------

          Government Portfolio                        0.25%
          Government Tax-Managed Portfolio            0.25%
          Money Market Portfolio                      0.25%
          Municipal Money Portfolio                   0.25%
          New York Municipal Portfolio                0.25%
          Prime Portfolio                             0.25%
          Tax-Exempt Portfolio                        0.25%
          Treasury Portfolio                          0.25%
          Treasury Reserves Portfolio                 0.25%







Dated:  December ___, 2006